Exhibit 10(l)

NOTE AND WARRANT PURCHASE AGREEMENT

DATED AS OF MARCH 21, 2007

AMONG

TIMOTHY J. TEGELER,

LEWIS B. SHEPLEY,

SIBONEY CORPORATION

AND

SIBONEY LEARNING GROUP, INC.

i

ii

SIBONEY CORPORATION
SIBONEY LEARNING GROUP, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of March 21, 2007, among Siboney Corporation, a Maryland corporation (the “SBON”), Siboney Learning Group, Inc., a Texas corporation (“SLG”), together with any other Persons from time to time joined as parties hereto as a borrower, collectively being referred to herein as the “Borrowers” and individually as a “Borrower”), Timothy J. Tegeler, a Missouri resident (“Tegeler”), Lewis B. Shepley (“Shepley”), and each of the other holders of Securities (as defined below), if any, who becomes a party hereto in accordance with the terms hereof (Tegeler, Shepley and such other holders are collectively referred to herein as the “Purchasers” and individually as a “Purchaser”).

The parties hereto agree as follows:

Section 1. Definitions and Related Matters.

1.1  Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

“Affiliate” of any particular party means: (i) any other party which directly or indirectly, controls or is controlled by or is under common control with the specified party, (ii) any party owning or controlling 20% or more of any class of the outstanding voting securities of the specified party, (iii) any officer, director, partner, manager, member, trustee or employee of the specified party or anyone acting in a substantially similar capacity, (iv) any entity for which a party described in clause (i), (ii) or (iii) acts in such capacity, and (v) any and all of the agents, employees and attorneys of the specified party or any other party described in this paragraph.

“Board” means the Board of Directors of SBON.

“Business Day” means any day other than Saturday, Sunday or any day on which banks in the City of St. Louis, Missouri are closed.

“Capital Stock” means all of the equity or other ownership interests in a Person, including, without limitation, Convertible Securities and other rights containing phantom or other equity participation features.

“Capitalized Lease” means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

“Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13 or any successor accounting standard.

“Change in Control” means: (i) any sale, transfer, issuance or series of sales or issuances of Capital Stock by SBON or any holder or holders thereof, or any merger, consolidation or other transaction involving SBON, immediately after which (a) the holder or holders of Capital Stock immediately prior to such transaction or transactions no longer possess the voting power to elect a majority of the board of directors (or similar governing body) of the Person surviving the transaction or (b) the holder or holders of Capital Stock immediately prior to such transaction or transactions no longer hold record and beneficial ownership of at least 50% of the voting Capital Stock of the Person surviving the transaction; (ii) any sale of all or substantially all of a Borrower’s and its Subsidiaries’ assets on a consolidated basis; (iii) after the Closing, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) that did not hold any Capital Stock of SBON at Closing (other than the Purchasers and their Affiliates and transferees) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than 25% of the Capital Stock of SBON (on a fully diluted basis and taking into account any Capital Stock of SBON having voting rights in the election of members of the Board (or similar governing body)) under normal circumstances; (iv) any Borrower (other than the SBON) shall cease to be a Wholly-Owned Subsidiary of SBON; or (v) the members of the Board (or similar governing body) on the date hereof shall cease to constitute a majority of the members of the such Board.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Collateral” means all personal and real property in which a security interest or other lien has been granted to or for the benefit of the Purchasers pursuant to the Security Documents and/or any other Investment Documents or which otherwise secures the payment or performance of any of the Notes.

“Common Stock” means the common stock of SBON, $0.10 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Consolidated Total Assets” means, on any date, the carrying value of all assets, net of corresponding allowances and reserves of the Borrowers on that date, determined on a consolidated basis which, in accordance with GAAP consistently applied, should be classified on the Borrowers’ consolidated balance sheet as assets.

“Convertible Securities” of a Person means any securities (directly or indirectly) convertible into or exchangeable for any ownership interests of such Person, including, without limitation, all warrants, options and other rights to acquire any ownership interests of such Person.

“Dividend” means any distribution by a Person with respect to its ownership interests whether in cash, securities (including Capital Stock) or other property, including, without limitation, distributions upon any liquidation, dissolution or winding up of such Person.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

“Equity Purchase” means any redemption, acquisition, purchase or other retirement of any ownership interests of any Borrower or any of its Subsidiaries, other than upon any conversion thereof into or exchange thereof for other units of such Borrower’s or any of its Subsidiaries’ ownership interests.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended.

“GAAP” means accounting principles generally accepted in the United States of America as promulgated by the Financial Accounting Standards Board and/or any other governing body or boards having jurisdiction, authority or responsibility for promulgating accounting standards, as in effect from time to time (subject to the provisions of Section 1.3 hereof).

“Governing Documents” of a Person means such Person’s Charter and Organizational Documents.

“Guarantee” means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to: (i) pay the Indebtedness or other liabilities of such obligor; (ii) purchase an obligation owed by such obligor; (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract; (iv) maintain the capital, working capital, solvency or general financial condition of such obligor; or (v) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business, consistent with past practice. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported, or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Indebtedness” means at a particular time, without duplication: (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument; (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business, consistent with past practice which are not more than 90 days past due unless the same are being contested in good faith by appropriate proceedings and with respect to which a Person has set aside adequate reserves therefor in accordance with GAAP consistently applied); (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (v) any obligations for which a Person is obligated pursuant to a Guarantee; (vi) any obligations under Capitalized Leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (vii) any indebtedness secured by a Lien on a Person’s assets; (viii) any Hedging Obligation of a Person; (ix) all indebtedness of any partnership of which such Person is a general partner or in which such Person may incur liability as if such Person was a general partner; and (x) all indebtedness of a Person for which such Person may become liable as a fiduciary or otherwise.

“Intellectual Property Rights” means any United States or foreign trademarks and trade names, service marks, Internet domain names, copyrights, inventions, patents, trade secrets, trade dress, mask work, know-how, concepts, ideas, proprietary processes, formulae, customer information including lists or other compilations thereof, confidential information, rights to use computer software, information systems, databases, technology and all other intellectual property rights, in any form, and any applications or registrations relating to any of the foregoing and the goodwill relating to any of the foregoing.

“Investment” as applied to any Person means: (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, ownership interests and other securities of any other Person; and (ii) any capital contribution by such Person to any other Person.

“Investment Documents” means this Agreement, the agreements and instruments evidencing the Securities, the Security Documents, the Subordination Agreement, and each of the other agreements, documents and instruments expressly contemplated hereby and thereby.

“knowledge” or “aware” regarding a Person means and includes: (i) the actual knowledge or awareness of such Person and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of such Person and its Subsidiaries and the general managers of each facility of such Person and its Subsidiaries); and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question. In particular, and not in limitation of the foregoing, the knowledge or awareness of any Borrower shall be imputed to each other Security Party and its Subsidiaries.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Security Party or Subsidiary or Affiliate of such Security Party, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any Security Party or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

“material” means any matter that, in the aggregate with all other matters, has resulted or might result in costs, liabilities, expenses, damages or prospects of or to, or claims by or against any Borrower or one of its Subsidiaries involving $10,000 or more.

“Material Adverse Effect” means any matter or matters which would, alone or in the aggregate, have a materially adverse effect on: (i) the operating results, prospects, assets, liabilities, operations, condition (financial or otherwise) or business of the Security Parties and their Subsidiaries taken as a whole; (ii) the ability of each of the Borrowers to repay the Notes; or (iii) the ability of each Security Party to perform any of its obligations under the Securities or any of the Investment Documents.

“Officer’s Certificate” means a certificate signed by the president, chief financial officer or vice president of each Security Party (or any of them) on behalf of each such Security Party, stating that: (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate; and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Operating Lease” means for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

“Permitted Indebtedness” means:

(i) the Senior Debt;

(ii) any Indebtedness incurred pursuant to the terms of the Investment Documents;

(iii) Indebtedness secured by Liens permitted by clause (iii) of the definition of Permitted Liens, and extensions, renewals and refinancings thereof, provided, that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $50,000 in the aggregate for all Security Parties;

(iv) intercompany Indebtedness among the Borrowers;

(v) Hedging Obligations incurred for bona fide hedging purposes and not for speculation; and

(vi) any Indebtedness approved by the Board which does not, or upon issuance would not, cause an Event of Default or a Potential Event of Default.

“Permitted Liens” means:

(i) Liens for taxes or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied;

(ii) Liens arising in the ordinary course of business, consistent with past practice (such as (a) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (b) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(iii) subject to the limitations set forth in clause (iii) of the definition of Permitted Indebtedness (a) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased), (b) Liens existing on property at the time of the acquisition thereof by any Security Party (and not created in contemplation of such acquisition) and (c) Liens that constitute purchase money security interests on any property securing Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(iv) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $10,000 in the aggregate for all Borrowers and their Subsidiaries, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of each Borrower and its Subsidiaries consistent with past practice;

(vi) Liens securing the Senior Debt;

(vii) Liens securing the Notes; and

(viii) Liens which are described on the Liens Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

“Potential Event of Default” means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Regulatory Problem” means any transaction, circumstance or situation whereby: (i) a Person and such Person’s Affiliates would own, control or have power over a quantity of securities of any kind issued by any Borrower or any other entity greater than is permitted under any requirement of any governmental authority; or (ii) it has been asserted by any governmental regulatory agency, or such Person believes, that such Person and its Affiliates are not entitled to hold, or exercise any significant right under or with respect to, the Securities held by such Person.

“Restricted Securities” means: (i) the Securities issued hereunder; and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a Dividend or split or in connection with a combination of Capital Stock, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered, under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.3 have been delivered by SBON in accordance with Section 5.4. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from SBON, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.3.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Security Party” means any Borrower and any Person who makes a Guarantee of any Indebtedness evidenced by any of the Investment Documents.

“Senior Debt” means all Indebtedness of Borrowers outstanding under (i) that certain Revolving Credit Note dated as of April 2, 2007 in the principal amount of up to $1,500,000.00 executed by Borrowers in favor of Southwest Bank, and (ii) that certain Promissory Note dated as of April 2, 2007, in the original principal amount of $1,125,000.00 executed by the Borrowers in favor of Southwest Bank of St. Louis.

“Subordinated Debt” means that portion of the Indebtedness of the Borrowers which is subordinated to the Notes in a manner satisfactory to the holders of the Notes, including but not limited to, right and time of payment of principal and interest, exercise of remedies, limitation on liens and collateral and such other matters as may be required by the holders of the Notes.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a board of managers or similar governing body of such limited liability company, partnership, association or other business entity.

“Tax” or “Taxes” means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes, fees, levies or assessments of any kind whatsoever (including deficiencies, penalties, additions, or interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

1.2  Other Defined Terms. The following terms are defined in this Agreement in the Section set forth below:

Term	Section

Agreement	Preamble
Borrower	Preamble
Business Day	1.1
Charter	3.2
Closing	2.3
Event of Default	7.1
Indemnitees	8.16

Liabilities	8.16
Material Accounting Changes	1.3
Material Indebtedness	7.1
Notes	2.1
Organizational Documents	3.3
Purchaser	Preamble
SBON	Preamble
Securities	2.1
Security Documents	3.5
Security Party Obligations	8.21
Shepley	Preamble
SLG	Preamble
Subordination Agreement	3.10
Tegeler	Preamble
Warrants	2.1
Warrant Shares	2.1

1.3  Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied; provided that if any changes in GAAP are hereafter required or permitted and are adopted by any Borrower with the agreement of its independent certified public accountants and such changes result in a material change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein (“Material Accounting Changes”), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating a Borrower’s financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the holders of not less than 100% of the outstanding aggregate principal amount of the Notes. If such amendment is entered into, all references in this Agreement to GAAP shall mean GAAP as of the date of such amendment together with any changes in GAAP after the date hereof which are not Material Accounting Changes.

1.4  Other Interpretive Matters. In each of the Investment Documents, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by such Investment Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (v) reference to any applicable law, statute, rule or regulation means such applicable law, statute, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law, statute, rule or regulation shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (vi) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; (vii) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) relative to the determining of any period of time, “from” means “from and including” and “to” and “through” mean “to and including”; (x) “or”, “either” and “any” are not exclusive; (xi) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries; and (xii) references to “as of the Closing” means as of the Closing.

Section 2. Authorization and Closing.

2.1  Authorization of the Securities. The Borrowers shall authorize the issuance and sale (a) to the Purchasers of their 10% Subordinated Secured Notes in an aggregate principal amount of $200,000.00 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto (these notes and any notes issued by any Person in respect of these notes are collectively referred to as, the “Notes”) and (b) to the Purchasers Warrants to purchase 200,000 shares of Common Stock (the “Warrant Shares”) and containing the terms and conditions and in the form set forth in Exhibit B attached hereto (the “Warrants”). The Notes and the Warrants are sometimes collectively referred to herein as the “Securities.”

2.2  Purchase and Sale of the Securities. At the Closing, the Borrowers shall sell to each Purchaser and, subject to the terms and conditions set forth herein, (i) each Purchaser shall purchase from the Borrowers a Note in the aggregate principal amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto at a price equal to the price set forth opposite such Purchaser’s name on the Schedule of Purchasers; and (ii) each Purchaser shall purchase the number of Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a price equal to the price set forth opposite such Purchaser’s name on the Schedule of Purchasers. The Notes and the Warrants purchased by the Purchasers constitute an investment unit for purposes of Section 1273(c)(2) of the Code. Except as otherwise required by law, each Purchaser and the Borrowers hereby agree to report the purchase of the Notes and the Warrants for purposes of Treasury Regulation section 1.1273-2(h) in a manner consistent with the allocation of consideration set forth on the Schedule of Purchasers and to take no position contrary thereto or consistent therewith.

2.3  The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Thompson Coburn LLP, at 10:00 a.m. on March 21, 2007, or at such other place or on such other date as may be mutually agreeable to the Borrowers and each Purchaser. At the Closing, the Borrowers shall deliver to each Purchaser instruments evidencing the Securities to be purchased by each Purchaser at the Closing, issued in the name of such Purchaser or its nominee, upon payment of the purchase price thereof by check payable to the Borrowers, in the aggregate amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto.

Section 3. Conditions of each Purchaser’s Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Securities at the Closing is subject to the fulfillment as of the Closing of the following conditions to each Purchaser’s satisfaction in its sole discretion:

3.1  Representations, Warranties and Covenants; No Event of Default. The representations and warranties contained in Section 6 hereof shall be true, complete and correct at and as of the Closing (both immediately prior to and immediately after giving effect to the transactions contemplated by the Investment Documents) as though then made and each Security Party shall have performed all of the covenants required to be performed by it under the Investment Documents that are to be complied with or performed by such Security Party on or prior to the Closing, and there shall not exist any Event of Default or Potential Event of Default.

3.2  Charter. Each Security Party’s charter document(s) (each, a “Charter”) shall be in form and substance satisfactory to each Purchaser, shall be in full force and effect under the laws of each such Security Party’s jurisdiction of incorporation, formation or organization (as applicable) as of the Closing and shall not have been amended or modified.

3.3  Organizational Documents. Each Security Party’s bylaws, operating agreement, partnership agreement, limited partnership agreement or similar documents (as applicable) (“Organizational Documents”) shall each be in form and substance satisfactory to each Purchaser, shall each be in full force and effect as of the Closing and shall not have been amended or modified.

3.4  Security Documents. The Borrowers shall have entered into security agreements and shall have executed and delivered all other documents, financing statements and instruments necessary to grant to the Purchasers of the Notes and any future holders of the Notes a valid and perfected security interest in the Collateral (the “Security Documents”).

3.5  Sale of Securities to the Purchaser. The Borrowers shall have sold to the Purchasers all of the Securities to be purchased hereunder at the Closing.

3.6  Securities Law Compliance. The Borrowers shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement.

3.7  Subordination Agreement. The Borrowers, the holder(s) of the Senior Debt and Purchasers shall have entered into one or more intercreditor or subordination agreements in form and substance satisfactory to Purchasers (collectively, the “Subordination Agreement”), and the Subordination Agreement shall be in full force and effect as of the Closing.

3.8  Proceedings. All corporate and other proceedings taken or required to be taken by each Security Party in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

3.9  Closing Documents. Each Security Party, as applicable, shall have delivered to the Purchasers all of the following documents, as applicable:

(i) the Notes in the aggregate principal amount of $200,000, duly completed and executed by the Borrowers;

(ii) the Warrants;

(iii) a certified copy of the resolutions duly adopted by the boards of directors of each of the Borrowers authorizing the execution, delivery and performance of each of the Investment Documents to which it is a party, the issuance and sale of the Securities, and the consummation of all other transactions contemplated by the Investment Documents; and

(iv) such other documents relating to the transactions contemplated by the Investment Documents as the Purchasers or their counsel may reasonably request.

3.10  Equity Investment. Each of the Purchasers shall have purchased at the Closing the Warrants set forth opposite such Person’s name on the Schedule of Purchasers at a price equal to the price set forth opposite such Person’s name on the Schedule of Purchasers.

3.11  Waiver. Any condition specified in this Section may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

Section 4. Covenants

4.1 Affirmative Covenants. So long as any of the Securities or any notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing under the Notes or any other notes issued in exchange for any Securities, each Borrower shall, and shall cause each other Security Party and each of their Subsidiaries to:

(i) at all times cause to be done all things necessary to maintain, preserve and renew its company existence, rights, franchises, privileges and qualifications and all material licenses, authorizations and permits necessary to the conduct of its businesses, the failure to obtain which would reasonably be expected to have a Material Adverse Effect;

(ii) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

(iii) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law, statute, rule or regulation become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto and such contest operates to suspend collections of the same;

(iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

(v) comply with all applicable laws, rules and regulations (including Environmental and Safety Requirements), the violation of which would reasonably be expected to have a Material Adverse Effect;

(vi) comply with all material Environmental and Safety Requirements and all material permits, licenses or other authorizations issued thereunder, respond immediately to any release or threatened release of any hazardous material, substance or waste in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request;

(vii) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are customary for prudent companies of similar size engaged in similar lines of business (but in no event less than such amounts that were maintained as of the Closing); and

(viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied.

4.2  Note Negative Covenants. So long as any of the Notes or any notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing thereunder, no Borrower shall, and each Borrower shall prohibit each other Security Party and their Subsidiaries from doing any of the following, without the prior written consent of the holders of not less than 100% of the outstanding aggregate principal amount of the Notes or, if no Notes are then outstanding, the holders of not less than a majority of the outstanding Warrants:

(i) directly or indirectly declare, pay or make any Dividends, except for (a) Dividends payable in Common Stock of SBON issued upon the outstanding Common Stock of SBON, and (b) Dividends by Wholly-Owned Subsidiaries of SBON paid or made, directly or indirectly, to SBON;

(ii) directly or indirectly make any Equity Purchase or directly or indirectly redeem, purchase or make, or permit any of its Subsidiaries to redeem, purchase or make any payments with respect to any equity appreciation rights, phantom equity plans, profits interest plans or similar rights or plans;

(iii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features or profit participation features (including Convertible Securities in the form of notes or debt securities);

(iv) make any loans or advances to, Guarantees for the benefit of, or Investments in, any Person except for (a) reasonable advances to employees in the ordinary course of business, consistent with past practice, (b) acquisitions permitted pursuant to subsection (viii), (c) Investments having a stated maturity no greater than one year from the date such Investment is made in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., (d) intercompany loans or advances to or Guarantees by any Borrower for the benefit of any other Borrower in the ordinary course of business, consistent with past practice, (e) securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors, (f) contributions by any Borrower to the capital of any other Borrower (other than SBON), and (g) bank deposits in the ordinary course of business, consistent with past practice;

(v) except as permitted by subsection (viii), merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries or a merger or consolidation of a Wholly-Owned Subsidiary into SBON) or convert to any other type of business entity or cause the conversion of any of its equity securities;

(vi) directly or indirectly in one or more related transactions, sell, lease, exchange or otherwise dispose of more than 5% of the Consolidated Total Assets in any 12-

month period (other than sales of inventory in the ordinary course of business, consistent with past practice) or sell, exchange or permanently dispose of any of its material Intellectual Property Rights;

(vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction or otherwise alter its legal status other than the merger, consolidation, acquisition, sale, transfer, conveyance, lease or assignment of or by any Borrower with any other Borrower;

(viii) acquire any interest in any company or business (whether by a purchase of assets, purchase of Capital Stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $50,000 in any 12-month period;

(ix) enter into, become subject to, amend, modify or waive any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any of its Subsidiaries to make loans or advances or pay dividends or make distributions to, transfer property to, or repay any Indebtedness owed to, the Borrowers or another Subsidiary of the Borrowers, or (b) any Security Party’s right to perform any of the provisions of any of the Investment Documents, the Securities or its Governing Documents (including provisions relating to the payment of principal and interest on the Notes or any other notes issued in exchange for the Securities), except in any such case for entering into the Subordination Agreement and amending, modifying or supplementing such agreement in accordance with its terms;

(x) establish or acquire (a) any Subsidiaries other than the establishment of any Wholly-Owned Subsidiaries of SBON so long as the provisions of Section 4.12 are satisfied or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

(xi) create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness or any Lien other than Permitted Liens;

(xii) change its fiscal year;

(xiii) prepay, redeem, purchase, defeat or otherwise satisfy in any manner any principal or interest on any Indebtedness other than Senior Debt and the Indebtedness under this Agreement, the Notes, and any notes issued in exchange for any Securities;

(xiv) issue or sell any Capital Stock of any of its Subsidiaries to any Person other than SBON or a Wholly-Owned Subsidiary of SBON;

(xv) make any amendment to its Governing Documents, directly or indirectly, whether by merger, conversion, operation of law or otherwise, or file any resolution of its board of managers (or similar governing body) with its jurisdiction of incorporation, formation or organization (as applicable) containing any provisions, which would adversely affect or otherwise impair in any respect any rights or remedies of any Purchaser or the rights or relative priority of the holders of the Securities under this Agreement or its Governing Documents;

(xvi) amend, modify or waive any provision of the Investment Documents, to which it is a party, or fail to enforce the provisions of the Investment Documents, to which it is a party, or exercise any of its rights and remedies thereunder;

(xvii) take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of its Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons;

(xviii) cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, consistent with past practice, and except for the cancellation of debts or claims not to exceed $10,000 in any fiscal year; or

(xix) enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any contract or agreement for the purchase of materials, supplies or other property or services if such contract or agreement requires that payment be made by a Security Party regardless of whether delivery is ever made of such materials, supplies or other property or services.

4.3  Compliance with Agreements. Each Security Party shall perform and observe all of its obligations, and shall cause each of its Subsidiaries to perform and observe all of their respective obligations, as applicable: (i) to each holder of the Notes and any other notes issued in exchange for any Securities and all of its obligations to each holder of Warrants set forth in the Investment Documents and the Governing Documents; and (ii) under each of the Investment Documents.

4.4 Use of Proceeds. No Borrower shall use, and each Borrower shall prohibit each other Security Party and their Subsidiaries from using any proceeds from the sale of the Securities hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

4.5  Pro Rata Payment. Except as otherwise expressly provided for in the Notes or any other notes issued in exchange for any of the Securities, any payments by any Borrower or any guarantor to the holders of the Notes or any other notes issued in exchange for any of the Securities (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of all such notes held by each such holder. If any holder of a Note or any other notes issued in exchange for any of the Securities obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on any such note in excess of such holder’s pro rata share of payments obtained by all holders of all such notes (other than as expressly provided in such notes), by acceptance of any such note such holder agrees to share the excess payment ratably among each of the other holders as provided in this Section.

4.6  Current Public Information. The Borrowers shall file use commercially reasonable efforts to all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Borrowers shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

4.7 Intellectual Property Rights. Each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. No Borrower shall take or fail to take, and each Borrower shall prohibit each other Security Party and their Subsidiaries from taking or failing to take, any action which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

4.8  Additional Subsidiaries. With respect to any new Subsidiary of a Borrower established after the Closing, such Borrower shall promptly cause such new Subsidiary to deliver to the Purchaser the same documents required to be delivered by the Security Parties pursuant to Section 3 for such new Subsidiary, and if requested by the Purchasers, deliver to the Purchasers legal opinions with respect to such new Subsidiary, which opinions shall be in form and substance, and from counsel, satisfactory to the Purchasers.

4.9  Further Assurances. At any time and from time to time, upon the request of the Purchasers, each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as so requested in order to fully effect the purposes of this Agreement, the other Investment Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Securities, any notes issued in exchange for any Securities. In addition, if requested by the Purchasers, each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, obtain and promptly furnish to the Purchasers evidence of all governmental approvals as may be required to enable such Borrower to comply with its obligations under the Investment Documents and to continue in business as conducted on the date hereof without material interruption or interference.

Section 5. Transfer of Notes.

5.1  General Provisions. Notes are transferable only pursuant to: (i) Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rule or rules then in force) if such rule is available; or (ii) otherwise in compliance with applicable securities laws.

5.2  Opinion Delivery. In connection with the transfer of any Note (other than a transfer described in Section 5.1(i) if reasonably required by the Borrowers, the holder thereof shall deliver to the Borrowers an opinion of counsel to the effect that such transfer of the Note may be effected without registration of such Note under the Securities Act. In addition, if the holder of the Note delivers to the Borrowers an opinion of such counsel that no subsequent transfer of such Note shall require registration under the Securities Act, the Borrowers shall deliver a replacement Note that does not bear clause (a) of the legend set forth in Section 8.3. If the Borrowers are not required to deliver a replacement Note not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Borrowers in writing its agreement to be bound by the conditions contained in this Section 5.2 and Section 8.3.

5.3  Information Requests. Upon the request of any Purchaser, each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, promptly supply to the Purchaser or its prospective transferees all information regarding such Security Party and its Subsidiaries required to be delivered in connection with a transfer hereof.

5.4  Legend Removal. If any Note becomes eligible for sale pursuant to Rule 144(k), the Borrowers shall, upon the request of the holder of such Note, remove the legend set forth in Section 8.3 from the certificates for such Notes.

Section 6. Representations and Warranties of the Borrowers.  As a material inducement to the Purchasers to enter into this Agreement and purchase the Securities hereunder, the each Borrower hereby represents and warrants to the Purchasers as follows:

6.1  Organization, Corporate Power and Licenses. SBON is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. SLB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each Borrower possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by the Investment Documents.

6.2  Authorization; No Breach. The execution, delivery and performance of each of the Investment Documents and all other agreements and instruments contemplated hereby and thereby to which a Borrower is a party have been duly authorized by each Borrower. Each of the Investment Documents, each Borrower’s Governing Documents and all other agreements and instruments contemplated hereby and thereby to which a Borrower is a party constitutes a valid and binding obligation of each Borrower, enforceable in accordance with its terms. The execution and delivery by the Borrowers of each of the Investment Documents and all other agreements and instruments contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Securities hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Security Party, do not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under; (iii) result in the creation of any Lien upon the Borrowers’ Capital Stock or assets pursuant to; (iv) give any third party the right to modify, terminate or accelerate any obligation under; (v) result in a violation of; or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Governing Documents of the Borrowers, or any law, statute, rule or regulation to which the Borrowers are subject (including any usury laws applicable to the Notes), or any agreement, instrument, order, judgment or decree to which the Borrowers are subject.

6.3  Solvency, Etc. Each Borrower is solvent as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Investment Documents. Each Borrower is, and after giving effect to the transactions contemplated by the Investment Documents shall be, able to pay its debts as they become due, and each Borrower’s property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each Borrower has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Investment Documents, each Borrower shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Borrowers.

Section 7. Events of Default.

7.1  Definition. An Event of Default shall be deemed to have occurred if:

(i) the Borrowers fail to pay when due and payable (whether at maturity or otherwise) the full amount of interest (whether in cash or in kind) then accrued on any Notes or any notes issued in exchange for any Securities, or the full amount of any principal payment (together with any applicable premium) on any Notes or any notes issued in exchange for any Securities or any other amounts payable under the Securities or the Investment Documents and such amounts remain unpaid for a period of five Business Days after notice to Borrowers of such non-payment;

(ii) any Security Party breaches, fails to perform or observe any provision contained in the Investment Documents and (1) if such failure has had or could have a Material Adverse Effect, such failure continues uncured for 15 days or (2) if such failure has not had and could not have a Material Adverse Effect, if such failure continues uncured for 30 days or the Security Parties are not proceeding diligently to cure such failure;

(iii) any representation, warranty or information contained herein or required to be furnished to any holder of the Securities pursuant to the Investment Documents, or any writing furnished by any Security Party to any holder of the Notes, is false or misleading in any material respect on the date made, repeated or furnished;

(iv) any Security Party or its Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or an order, judgment, decree or injunction is entered adjudicating such Security Party or any of its Subsidiaries bankrupt or insolvent or requiring the dissolution or split up of such Security Party or any of its Subsidiaries or preventing such Security Party or any of its Subsidiaries from conducting all or any part of its business; or any order for relief with respect to any Security Party or its Subsidiaries is entered under the Federal Bankruptcy Code; or any Security Party or its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Security Party or any of its Subsidiaries, or of any substantial part of the assets of such Security Party or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of its Subsidiaries) relating to such Security Party or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against such Security Party or any of its Subsidiaries and either (a) such Security Party or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

(v) a final judgment in excess of $100,000 is rendered against any Security Party or its Subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full;

(vi) any Security Party’s or its Subsidiaries’ assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of the Security Parties and their Subsidiaries and such attachment, seizure, warrant, levy or possession could reasonably be expected to have a Material Adverse Effect;

(vii) any Security Party or its Subsidiaries defaults in the payment when due, or in performance or observance of, any material obligation of, or condition agreed to by, any Security Party or its Subsidiaries with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect;

(viii) (a) any Security Party or its Subsidiaries defaults (1) in payment when due (after taking into account any applicable grace period) of any amounts (whether by upon scheduled payment, required prepayment, required cash collection, acceleration, demand or otherwise) under any indenture, loan agreement, note or other instrument under which any evidence of Indebtedness of such Security Party or its Subsidiaries has been or hereafter may be issued or outstanding (excluding any evidence of Indebtedness issued by such Security Party or its Subsidiaries in connection with the Senior Debt) (“Material Indebtedness”) or (2) under the terms, covenants or other provisions of any such indenture, loan agreement, note or other instrument, if the effect of such default is to accelerate or to permit the acceleration of the stated maturity of such Material Indebtedness (whether or not actually accelerated) or (in the case of demand obligations) results in demand for payment of such Material Indebtedness or (b) any other event shall occur or conditions shall exist with respect to such Material Indebtedness, if the effect of such event or condition is to cause, or to permit the holders thereof to cause, such Material Indebtedness to become due and payable prior to its scheduled maturity dates (other than refinancing of such Material Indebtedness permitted herein);

(ix) there shall occur an acceleration of any of the Senior Debt following an “Event of Default” as defined in the agreements evidencing Senior Debt or any similar concept contained therein;

(x) any of the Investment Documents shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction;

(xi) a Change in Control shall occur;

(xii) any Borrower or any of its Subsidiaries shall be enjoined, restrained or prevented by any court or administrative agency from conducting any material part of its business;

(xiii) the occurrence of any event that could reasonably cause the cessation or substantial curtailment of the conduct of business by any Borrower or any of its Subsidiaries; or

(xiv) the loss, suspension or revocation of, or failure to renew, any license or permit required by any Borrower or any of its Subsidiaries to conduct its business.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

7.2  Consequences of Events of Default.

(i) If any Event of Default has occurred, then the interest rate on the Notes and any notes issued in exchange for any Securities shall increase immediately by an increment of three percentage points (or, if less, the highest rate permitted by law). If any such Event of Default has occurred and continues for a period of 360 days thereafter, then the interest rate on the Notes shall increase by a further increment of two percentage points (for a total increase of five percentage points) (or, if less, the highest rate permitted by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

(ii) If an Event of Default of the type described in Section 7.1(iv) has occurred, then the aggregate outstanding principal amount of all of the Notes and any notes issued in exchange for any Securities (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders thereof, and the Borrowers shall immediately pay to the holders of such notes all amounts due and payable with respect thereto.

(iii) If an Event of Default (other than under Section 7.1(iv)) has occurred and is continuing, then the holder or holders of Notes representing not less than 100% of the aggregate principal amount of Notes and any notes issued in exchange for any Securities then outstanding may declare all or any portion of the outstanding principal amount of the Notes and any notes issued in exchange for any Securities (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes and any notes issued in exchange for any Securities (together with all such other amounts then due and payable) owned by such holder or holders. The Borrowers shall give prompt written notice of any such demand to the other holders of Notes and any notes issued in exchange for any Securities, each of which may demand immediate payment of all or any portion of such holder’s Note and any notes issued in exchange for any Securities. If any holder or holders of the Notes and any notes issued in exchange for any Securities demand immediate payment of all or any portion of the Notes and any notes issued in exchange for any Securities, the Borrowers shall immediately pay to such holder or holders all amounts due and payable with respect thereto.

Section 8. Miscellaneous.

8.1  Expenses. Each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, pay, and hold the Purchasers harmless against liability for the payment of, and reimburse on demand as and when incurred from and against the following: (i) all reasonable costs and expenses incurred in connection with the due diligence review of each Security Party and its Subsidiaries, the preparation, negotiation, execution and interpretation of the Investment Documents, the Securities, and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of legal counsel, environmental consultants and accountants), which costs and expenses shall be payable at the Closing or, if the Closing does not occur, payable upon demand; (ii) all recording and filing fees, stamp and other Taxes which may be payable in respect of the execution and delivery of the Investment Documents or the issuance, delivery or acquisition of any Securities; and (iii) the reasonable fees and expenses incurred in any filing with any governmental agency with respect to its investment in any Security Party or in any other filing with any governmental agency with respect to any Security Party which mentions such Person. In addition, each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, pay, and hold the Purchasers harmless against liability for the payment of, and reimburse on demand as and when incurred from and against the following: (i) all fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Investment Documents, the Governing Documents of each Security Party and the other agreements and instruments contemplated hereby and thereby (including all reasonable expenses incurred in connection with any proposed merger, sale or recapitalization of any Security Party or any of its Subsidiaries); and (ii) the reasonable fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under the Investment Documents, the Securities, the Governing Documents of each Security Party and the agreements or instruments contemplated hereby and thereby (including costs of collection). If the Security Parties fail to pay when due any amounts due Purchasers or fail to comply with any of their obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Security Parties shall, upon demand, pay to Purchasers such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to attorneys’ fees) incurred in collecting all such amounts due or in otherwise enforcing the rights and remedies hereunder. The Security Parties also agree to pay to the Purchasers all costs and expenses incurred by them, including reasonable compensation to their attorneys for all services rendered, in connection with the investigation of any Event of Default and enforcement of their rights hereunder or under the other Investment Documents.

8.2  Remedies. Each holder of Securities shall have all rights and remedies set forth in the Investment Documents and the Governing Documents of each Security Party and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law, statute, rule or regulation. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of the Investment Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Investment Documents and to exercise all other rights granted by law, statute, rule or regulation.

8.3  Purchaser’s Investment Representations. Each Purchaser, severally and not jointly, hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 21, 2007, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 21, 2007, AND AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE BORROWERS; THE INITIAL HOLDER(S) HEREOF AND CERTAIN INVESTORS, WHO FROM TIME TO TIME BECOME PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND THE BORROWERS RESERVE THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE BORROWERS TO THE HOLDER HEREOF WITHOUT CHARGE.”

8.4  Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Notes may be amended and each Security Party may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Security Party has obtained the written consent of the holders of not less than 100% of the outstanding aggregate principal amount of the Notes; provided, that if there are no Notes outstanding, the provisions of this Agreement may be amended or waived by the Security Parties and each Security Party may take any action herein prohibited, only if such Security Party has obtained the written consent of the holders of not less than a majority of the number of outstanding Warrants. No other course of dealing between any Security Party and the holder of any Security or any delay in exercising any rights hereunder or under the Notes or the Governing Documents of any Security Party shall operate as waiver of any rights of any such holders. For purposes of this Agreement, the Securities held by any Security Party or its Subsidiaries shall not be deemed to be outstanding. If any Borrower or any other Security Party or any of their Subsidiaries pays any consideration to any holder of Securities for such holder’s consent to any amendment, modification or waiver hereunder, such party shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

8.5  Survival of Agreement. All covenants, representations and warranties contained in the Investment Documents or made in writing by each Security Party in connection herewith or therewith shall survive the execution and delivery of the Investment Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, the obligations of each Security Party pursuant to Sections 8.1, 8.16 and 8.17 shall survive the repayment of all amounts payable pursuant to this Agreement, the Notes and the Warrants.

8.6  No Setoffs, Etc. All payments hereunder and under the Securities and any notes issued in exchange for any Securities shall be made by each Security Party without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If any Security Party shall be required by any law, statute, rule or regulation to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Securities or any notes issued in exchange for any Securities, then the amount so payable to such Purchaser shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Purchaser shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholding been made.

8.7  Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided, that no Borrower shall be permitted to assign or delegate, and each Borrower shall prohibit each other Security Party and its Subsidiaries from assigning or delegating, its rights or obligations under this Agreement, the Securities or any notes issued in exchange for any Securities. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser’s benefit as a purchaser or holder of Securities, notes issued in exchange for any Securities are also for the benefit of, and enforceable by, any subsequent holder of the same. Except as otherwise expressly provided herein, nothing expressed in or implied from any Investment Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document. Any agreement or covenant in any Investment Document obligating any issuer of an Capital Stock held by a Purchaser or subsequent holder to take any action or to refrain from taking any action, shall similarly obligate any other Person into or with which such issuer is merged, consolidated, combined or reorganized.

8.8  Aggregation. For purposes of the Investment Documents, all holdings of Securities by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under the Investment Documents.

8.9  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and shall be reformed and enforced to the maximum extent permitted under applicable law.

8.10  Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

8.11  Descriptive Headings. The descriptive headings of this Agreement and the Securities are inserted for convenience only and do not constitute a substantive part of this Agreement.

8.12  Governing Law. The corporation laws of the State of Missouri shall govern all issues and questions concerning the relative rights and obligations of the Security Parties and the holders of their Capital Stock. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto and (except as otherwise expressly provided therein) the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri. In furtherance of the foregoing, the internal law of the State of Missouri shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

8.13  Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Purchasers and to each Security Party at the addresses indicated below:

To each Security Party:

Siboney Corporation
Siboney Learning Group, Inc.
325 Kirkwood Rd., Suite 300
St. Louis, Missouri 63122
Attn: William Edwards
Facsimile: (314) 822-3197

To the Purchasers:

at their respective addresses on the records of the Borrowers or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

8.14  Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant or that the first Event of Default shall have occurred.

8.15  Complete Agreement. This Agreement, those documents expressly referred to herein, and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.16  Indemnification. In consideration of each Purchaser’s execution and delivery, of this Agreement and purchase of the Securities hereunder and in addition to all of each Borrower’s other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, each Borrower shall, and shall cause each other Security Party and their Subsidiaries to, defend, protect and indemnify the Purchasers and each other holder of Securities, any notes issued in exchange for any Securities and all of their officers, managers, directors, stockholders, members, partners, limited partners, Affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such part), on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any breach or inaccuracy of any representation or warranty of any Borrower or Security Party contained in this Agreement or any other Transaction Document or any non-fulfillment or breach of any covenant or agreement of any Borrower or Security Party contained in this Agreement or any other Transaction Document; (ii) the execution, delivery, performance or enforcement of the Investment Documents, any Governing Documents of any Security Party or its Subsidiaries and any other instrument, document or agreement executed pursuant hereto or thereto of any Security Party or its Subsidiaries by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee’s gross negligence or willful misconduct; and (iii) the past, present or future environmental condition of any property owned, operated or used by any Security Party, any of its Subsidiaries, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, such Security Party or any of its Subsidiaries. To the extent that the foregoing undertaking by each Security Party may be unenforceable for any reason, each Security Party shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law. If there are insufficient funds to meet the obligations of the Security Parties and their Subsidiaries under this Section 8.16, any indemnification payments made pursuant to this Section, to the extent such indemnification relates to Liabilities which are common to all Purchasers, shall be made pro rata, based on the percentage that the Warrants purchased by each such Purchaser, as set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto, bears to the total aggregate Warrants purchased by all Purchasers, as set forth on the Schedule of Purchasers  attached hereto.

8.17  Payment Set Aside. To the extent that any payment or payments are made to any Purchaser hereunder or under the Securities, any notes issued in exchange for any Securities or such Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such payor, a trustee, receiver or any other Person under any law, statute, rule or regulation (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.18 Jurisdiction and Venue. Each of the parties: (i) submits to the jurisdiction of any state or federal court sitting in St. Louis County, Missouri in any legal suit, action or proceeding arising out of or relating to this Agreement, the Securities, any notes issued in exchange for any Securities; (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court; and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Securities, any notes issued in exchange for any Securities in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.13. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law, statute, rule or regulation or shall limit the right of any Purchaser to bring proceedings against any Security Party in the courts of any other jurisdiction. To the extent provided by any law, statute, rule or regulation, should any Security Party, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, such Security Party shall be deemed in default and an order and/or judgment may be entered by the court against such Security Party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for each Security Party set forth in this Section 8.18 shall not be deemed to preclude the enforcement by any Purchaser or any holder of Securities or notes issued in exchange for any Securities of any judgment obtained in any other forum or the taking by such Purchaser or any holder of Securities or notes issued in exchange for any Securities of any action to enforce the same in any other appropriate jurisdiction, and each Security Party hereby waives the right to collaterally attack any such judgment or action.

8.19  Waiver of Right to Jury Trial. EACH BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER SECURITY PARTY AND ITS SUBSIDIARIES, AND EACH HOLDER OF SECURITIES AND NOTES ISSUED IN EXCHANGE FOR ANY SECURITIES HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, ANY NOTES ISSUED IN EXCHANGE FOR ANY SECURITIES OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. EACH BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER SECURITY PARTY AND ITS SUBSIDIARIES, AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT

THE PURCHASERS WOULD NOT PURCHASE THE SECURITIES HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

8.20  Certain Waivers. Each Borrower hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Notes and any notes issued in exchange for any Securities, and expressly agrees that the Notes and any notes issued in exchange for any Securities, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Notes and any notes issued in exchange for any Securities or release security for the Notes and any notes issued in exchange for any Securities, all without in any way affecting the liability of such Borrower thereunder.

8.21  Joint and Several Liability of the Security Parties. Each Security Party shall be jointly and severally liable hereunder and under each of the Investment Documents to which it is a party with respect to all obligations hereunder and thereunder (the “Security Party Obligations”), regardless of which Security Party actually receives the proceeds from the issuance of the Securities, or the manner in which the Borrowers, any other Security Party or any Purchaser account therefor in their respective books and records. Notwithstanding the foregoing: (i) each Security Party’s obligations and liabilities with respect to the proceeds from the issuance of the Securities which it receives, and related fees, costs and expenses; and (ii) each Security Party’s obligations and liabilities arising as a result of the joint and several liability of a Borrower hereunder with respect to proceeds of the Notes received by any other Security Party, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Security Party. Neither the joint and several liability of any Security Party shall be impaired or released by (a) the failure of any Purchaser, any successor or assigns thereof, or any holder of any Securities, any notes issued in exchange for any Securities or any of the Security Party Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Security Party or its Subsidiaries, any other Person or otherwise, (b) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Security Party Obligations or the release or compromise of any obligations of any nature of any Person with respect thereto, (c) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Security Party Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, (d) any action or inaction on the part of any Purchaser, or any other event or condition with respect to any other Security Party, including, without limitation, any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Security Party, or a guarantor or surety of or for any or all of the Security Party Obligations or (e) any other act, matter or thing (other than payment or performance of the Security Party Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or any other Security Party.

8.22  Several Liability of Purchasers. The liabilities and obligations of the Purchasers under the Investment Documents, including, but not limited to, the Purchasers’ obligation to purchase the Securities hereunder are several obligations of the Purchasers. No Purchaser shall have any obligation or liability arising under any Investment Document or otherwise as a result of any other Purchaser’s breach or default hereunder or thereunder. EACH BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER SECURITY PARTY AND ITS SUBSIDIARIES, SHALL BE DEEMED TO HAVE WAIVED ANY SUCH ACTION, CLAIM, RIGHT OR CAUSE OF ACTION ANY SUCH PARTY MAY HAVE AGAINST ANY SUCH PURCHASER.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BORROWERS:	SIBONEY CORPORATION

By: /s/ William D. Edwards
Name: William D. Edwards
Title: Executive Vice President

SIBONEY LEARNING GROUP, INC.

By: /s/ William D. Edwards
Name: William D. Edwards
Title: President

PURCHASERS:

/s/ Timothy J. Tegeler
Timothy J. Tegeler

/s/ Lewis B. Shepley
Lewis B. Shepley

SCHEDULE OF PURCHASERS

Names and Addresses	Principal Amount of Notes	Purchase Price for Notes	Number of Warrant Shares	Purchase Price

Timothy J. Tegeler	$100,000	$80,000	200,000	$20,000

Lewis B. Shepley	$100,000	$80,000	200,000	$20,000

TOTAL	$200,000	$160,000	400,000	$40,000

LIENS SCHEDULE

None

EXHIBIT A

FORM OF 10% SUBORDINATED SECURED NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT WERE ORIGINALLY ISSUED ON MARCH 21, 2007, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 21, 2007, AND AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE BORROWERS, THE INITIAL HOLDER(S) HEREOF AND CERTAIN INVESTORS, WHO FROM TIME TO TIME BECOME PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND THE BORROWERS RESERVE THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE BORROWERS TO THE HOLDER HEREOF WITHOUT CHARGE.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MARCH 21, 2007, BY AND BETWEEN __________________ AND SOUTHWEST BANK OF ST. LOUIS.

SIBONEY CORPORATION
SIBONEY LEARNING GROUP, INC.

10% SUBORDINATED SECURED PROMISSORY NOTE

March 21, 2007	$100,000.00

Siboney Corporation, a Maryland corporation, and Siboney Learning Group, Inc., a Texas corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of ____________ the principal amount of One Hundred Thousand Dollars ($100,000.00) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

This Note was issued pursuant to a Note and Warrant Purchase Agreement, dated as of March 21, 2007 (as amended and modified from time to time, the “Purchase Agreement”), among the Borrowers and certain investors, and this Note is one of the “Notes” referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement. The obligations evidenced by the Notes are secured by a security interest in the Borrowers’ assets granted pursuant to a Security Agreement dated the date hereof among the Borrowers and the holders of the Notes.

1. Payment of Interest. Except as otherwise expressly provided in the Purchase Agreement, interest shall accrue at the rate of 10% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law; provided, however, that upon the occurrence of any Event of Default, and during the continuation thereof, the unpaid principal amount, and the past due interest, if any, of this Note shall bear interest at a rate of 12% per annum. The Borrowers shall pay to the holder of this Note all accrued interest on the last day of each calendar quarter, beginning June 30, 2007, which may, at the option of the Borrowers, be paid in kind rather than in cash (i.e., such interest shall be capitalized when due and added to the principal balance of this Note). Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable at the same rate at which such interest is then accruing on the principal amount of this Note, in either case, until such time as payment therefore is actually delivered to the holder of this Note.

2.  Payment of Principal on Note.

(a)  Scheduled Payments. The Borrowers shall pay the principal amount of $100,000 (or such lesser principal amount then outstanding) to the holder of this Note on March 21, 2009, together with all accrued and unpaid interest on the principal amount being repaid.

(b) Prepayments. The Borrowers may, at any time and from time to time, prepay all or any portion of the outstanding principal amount of the Notes, without penalty, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder; provided, that (A) such prepayment is not prohibited by the provisions of the Subordination Agreement and (B) the Borrowers have paid all interest on the Notes accrued through the date ten days prior to the date of prepayment specified in the Borrowers’ notice referred to in subparagraph (b)(ii) below. In connection with each prepayment of principal hereunder, the Borrowers shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid. A prepayment of less than all of the outstanding principal amount of each of the Notes shall not relieve the Borrowers of their obligation to make scheduled payments on each of the Notes on the scheduled payment dates pursuant to Section 2(a).

3.  Holder’s Records. The holder of this Note shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto (including any payment in kind of interest as described in Section 1 above); provided, however, that the obligation of Borrowers to repay this Note shall be absolute and unconditional, notwithstanding any failure of the holder of this Note to make any such recordation or any mistake by the holder of this Note in connection with any such recordation. The books and records of the holder of this Note showing the account between the holder of this Note and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

4.  Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Borrowers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Borrowers have obtained the written consent of the holders of 100% of the outstanding principal amount of the Notes.

5.  Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Borrowers for cancellation and shall not be reissued.

6.  Payments. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

7.  Place of Payment. Payments of principal and interest shall be delivered to ______________ at his address on the records of the Borrowers, or to such other address or to the attention of such other person as specified by prior written notice to the Borrowers.

8.  Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Missouri, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

9.  Usury Laws. It is the intention of the Borrowers and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Borrowers or otherwise, then earned interest may never include more than the maximum amount permitted by law, statute, rule or regulation, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law, statute, rule or regulation shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Borrowers or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Borrowers. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Borrowers or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Borrowers.

10.  Construction. The undersigned and the original holder of this Note have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the undersigned and the original holder of this Note, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

11.  Governing Law. This .Note shall be governed and construed in accordance with the domestic laws of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

12.  Replacement. Upon receipt of evidence reasonably satisfactory to the Borrowers (an affidavit of the holder of this Note shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Borrowers (provided, that if the holder of this Note is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of this Note, the Borrowers shall (at their expense) execute and deliver, in lieu thereof, a new Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.

13.  Notices. Except as otherwise expressly provided herein, all notices referred to in this Note shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Borrowers, at their principal executive offices and (ii) to the holder of this Note, at such holder’s address as it appears in the records of the Borrowers (unless otherwise indicated in writing by any such holder).

14.  Certain Waivers . Each party executing this Note hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the undersigned for all obligations and liabilities under this Note.

Notice Required by Section 432.047 R.S. Mo.: “ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.”

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Note on March 21, 2007.

SIBONEY CORPORATION

By:
Name:
Title:

SIBONEY LEARNING GROUP, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SIBONEY CORPORATION

WARRANT

Warrant No. ___	Date of Original Issuance: March 21, 2007

Siboney Corporation, a Maryland corporation (the "Company"), hereby certifies that, for value received, ______________________ or his registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 200,000 shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $0.01 per share (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time following from and after the Date of Original Issuance set forth above and March 21, 2012 (the "Expiration Date"), and subject to the following terms and conditions:

1.  Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Note and Warrant Purchase Agreement, dated as of March 21, 2007, (the "Purchase Agreement") by and among the Company, Siboney Learning Group, Inc. and the other Lender named therein.

2.  Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this

Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.  Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 p.m., St. Louis, Missouri time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the last reported sales price of the Common Stock as reported on the principal trading market on which the Common Stock is then quoted, immediately prior to the close of business on the Expiration Date is greater than the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 5:00 p.m. St. Louis, Missouri time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

5.  Delivery of Warrant Shares.

(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. A "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a surety bond for any Holder other than the original Holder of the Warrant), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.  Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to such Holder, promptly after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder's Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 9(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan which events shall be covered by the anti-dilution provisions of Section 9(a).

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer approved or authorized by the Board of Directors of the Company (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

As used herein, “Trading Day” shall mean a day on which the principal market on which the Company’s stock is listed or quoted, as the case may be, is open for trading.

11.  No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

12.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (St. Louis, Missouri time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (St. Louis, Missouri time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Siboney Corporation, attention: Chief Financial Officer, 325 N. Kirkwood Road, Suite 200, St. Louis, Missouri, Facsimile No.: (314) 984-8063, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14.  Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Missouri, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the St. Louis, Missouri (the “Missouri Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Missouri Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Missouri Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SIBONEY CORPORATION
By:
Name:
Title:

EXERCISE NOTICE

To Siboney Corporation

The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, par value $0.10 per share, of SIBONEY CORPORATION ("Common Stock"), pursuant to Warrant No. ___, originally issued March 21, 2007 (the “Warrant”), and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER
(Please print name and address)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of SIBONEY CORPORATION to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________
_______________________________________

In the presence of:

__________________________

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